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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Celldex Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 28, 2014

To the Stockholders of
Celldex Therapeutics, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celldex Therapeutics, Inc. (the "Company" or "we" or "us") will be held at the Olde Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, on May 28, 2014 beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters to:

  •
  elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014;

  •
  approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement; and

  •
  address any other matters that may properly come before the meeting.

        Only stockholders of record at the close of business on April 2, 2014 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

        Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Avery W. Catlin Chief Financial Officer and Secretary

April 11, 2014
Hampton, NJ

CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Stockholders to be held on May 28, 2014 at 9:00 a.m. local time, at the Olde Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Celldex Therapeutics, Inc. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 11, 2014.

        Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 28, 2014.

        Our proxy materials, including our Proxy Statement for the 2014 Annual Meeting, 2013 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card, are available on the Internet at www.proxyvote.com.

 ABOUT THE MEETING

Why are we calling this Annual Meeting?

        We are calling the Annual Meeting to seek the approval of our stockholders to:

  •
  elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014;

  •
  approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement; and

  •
  address any other matters that may properly come before the meeting.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

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  FOR the election of each of the seven director nominees;

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  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

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  FOR an advisory vote on the compensation of the named executive officers as described in this proxy statement.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on the record date, April 2, 2014, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon. As of the record date, we had 89,357,843 outstanding shares of common stock.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. For security reasons, you must comply with our pre-registration requirements, you must present a form of government issued photograph identification on the day of the Annual Meeting and you must arrive at least thirty minutes prior to the meeting in order to attend the Annual Meeting. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Kathy Reamer by email at kreamer@celldex.com or by phone at 908-200-7500 ext. 7508 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn: Kathy Reamer or kreamer@celldex.com. Attendance at the Annual Meeting will be limited to persons who pre-registered on or before May 23, 2014, who present a form of government-issued photograph identification on the day of the Annual Meeting, and who arrive by 8:30 am local time.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

        Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

        If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

        If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

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  filing with the Secretary of the Company a notice of revocation;

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  sending in another duly executed proxy bearing a later date; or

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  attending the meeting and casting your vote in person.

        Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each proposal?" below.

What are "broker non-votes"?

        Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine", such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called "broker non-votes."

        The election of directors (Proposal No. 1) and the advisory vote on the compensation of our named executive officers (Proposal No. 3) are not considered to be "routine" matters and brokers are not permitted to vote on those matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) is considered to be a "routine" matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

        Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

What vote is required to approve each proposal?

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

        Assuming that a quorum is present, the following votes will be required:

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  With respect to the election of directors (Proposal No. 1), the seven nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

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  With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

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  With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

        Holders of the common stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

 PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED

(Proposal No. 1)

        At the Annual Meeting, seven directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

        It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below.

Nominees for Election

        The persons listed below are our current directors and have been nominated for re-election (the "Director Nominees") to fill the seven director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
Larry Ellberger (Chairman of the Board)	66	2003
Anthony S. Marucci (Chief Executive Officer)	52	2008
Herbert J. Conrad	81	2008
George O. Elston	49	2008
Harry H. Penner, Jr.	68	1997
Timothy M. Shannon, M.D.	55	2009
Karen L. Shoos	60	2001

        The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to Celldex by each Director Nominee.

Director Nominees

        Larry Ellberger was appointed Chairman of the Board of Directors in September 2009 and has been a director of Celldex since August 2003. From 2003 to July 2012, Mr. Ellberger was Founding Partner of HVA, Inc. a consulting firm specializing in business development, product acquisition and licensing, and mergers and acquisitions for pharmaceutical, biotechnology, drug delivery, and medical device companies. From October 2005 to May 2006, Mr. Ellberger was Interim Chief Executive Officer of PDI, Inc., a provider of sales and marketing services to the biopharmaceutical industry. Previously, he was a member of the Board of Directors of PDI and Chairman of the Audit Committee. From 2000 to 2003, Mr. Ellberger was Senior Vice President of Powderject PLC, a U.K. vaccine company. He was also a member of the Board of Directors of Powderject. From 1995 to 1999, Mr. Ellberger held several positions at W.R. Grace & Co. including Interim Chief Executive Officer, Chief Financial Officer and Senior Vice President, Strategic Planning and Development. From 1975 to 1995, Mr. Ellberger held numerous senior executive positions at American Cyanamid Company, serving the last four years as Vice President, Corporate Development. Mr. Ellberger currently serves on the Board of Directors of The Jewish Children's Museum and NeuroDerm, Ltd., a privately-held Israeli biotech company. Mr. Ellberger was formerly Chairman of the Board of Omrix BioPharmaceuticals, Inc. until its acquisition by Johnson & Johnson in 2008.

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of Celldex in December 2008. From May 2008 to September 2008 Mr. Marucci served as the Chief Executive Officer and President on an interim basis in addition to his role as Executive Vice President, Corporate Development which he assumed upon consummation of the merger of Celldex Research Corporation (formerly known as Celldex Therapeutics, Inc.) ("Celldex Research") and Celldex (formerly known as AVANT Immunotherapeutics, Inc.) (the "AVANT Merger") in March 2008. Prior to the AVANT Merger, Mr. Marucci had been Celldex Research's Acting Chief Executive Officer since October 2007 and its Vice President, Chief Financial Officer, Treasurer and Secretary since May 2003. In addition, he was Treasurer of Medarex, Inc. from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex from December 1998 to May 2003. Mr. Marucci is a member of the Board of Trustees of BioNJ Inc. and also served as its Treasurer through 2010. Mr. Marucci received his M.B.A. from Columbia University.

        Herbert J. Conrad became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Conrad had been a director of Celldex Research since March 2004. Mr. Conrad was President of the U.S. Pharmaceuticals Division of Hoffmann-La Roche, Inc., a pharmaceutical company, from 1982 until his retirement in 1993. Mr. Conrad currently serves as Chairman of the Board of Matinas BioPharma, a publicly-held biopharmaceutical company. Mr. Conrad serves as an Advisor to the Seaver Autism Center at Mount Sinai Hospital. In addition to serving on the board of directors of privately held biotechnology companies, Mr. Conrad has served as Chairman of the Board of Directors of Pharmasset, Inc., GenVec, Inc. and Bone Care International, Inc. Mr. Conrad has also served as director of Savient Pharmaceuticals, Inc. and was a director and co-founder of Reliant Pharmaceuticals, Inc. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University.

        George O. Elston became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Elston had been a director of Celldex Research since March 2004. Since February 2013, Mr. Elston has been the Senior Vice President and Chief Financial Officer of KBI Biopharma, Inc., a contract research firm to the biopharmaceutical industry. Mr. Elston has served as the managing partner of Chatham Street Partners, a strategic advisory firm to the Life Science industry since January 2010. From January 2008 to January 2010, Mr. Elston was Chief Financial Officer of Optherion, Inc., a privately held biopharmaceutical company. From May 2000 to September 2007, Mr. Elston held several senior executive roles at Elusys Therapeutics, Inc., a privately held biopharmaceutical company. Before joining Elusys, Mr. Elston was Chief Financial Officer of Trillium USA, Inc. Prior to Trillium, Mr. Elston was with C.R. Bard, Inc., an international manufacturer and distributor of medical devices, and with PricewaterhouseCoopers. Mr. Elston serves as a Trustee and is a member of the Audit and Nominating Committees of the Deutsche Bank DBX ETF Trust, an investment management company. Mr. Elston received his B.B.A. in Public Accounting from Pace University and is a Certified Public Accountant.

        Harry H. Penner, Jr. has been a director of Celldex since January 1997 and was Chairman of AVANT prior to the consummation of the AVANT Merger. Mr. Penner has served as Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new biotechnology companies since 2001. From 1993 to 2001, Mr. Penner was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. From 1985 to 1993, Mr. Penner was

an Executive Vice President of Novo Nordisk A/S, serving from 1988 to 1993 as Executive Vice President for North America and President, Novo Nordisk of North America, and from 1985 to 1988 as the company's Executive Vice President and General Counsel in Denmark. He has served as BioScience Advisor to the Governor and the State of Connecticut, as Co-Chairman of Connecticut United for Research Excellence, and as Chairman of the Connecticut Board of Governors of Higher Education and the Connecticut Technology Council. Mr. Penner is currently on the Board of Directors of New Haven Pharmaceuticals, Inc. (of which he is Executive Chairman), Prevention Pharmaceuticals, Inc., and Affinimark Technologies, Inc., all privately held companies of which he is a founder. In addition to having served on the board of directors of several public and privately held life science companies, Mr. Penner served on the Board of Directors and Audit Committee of Altus Pharmaceuticals, Inc. until October 2009. Mr. Penner received a B.A. from the University of Virginia, a J.D. from Fordham University, and an L.L.M. in International Law from New York University.

        Timothy M. Shannon, M.D. became a director of Celldex in October 2009 upon the acquisition of CuraGen Corporation ("CuraGen") by Celldex (the "CuraGen Acquisition"). Since December 2009, Dr. Shannon has been a Venture Partner at Canaan Partners, a global venture capital firm. Since July 2013, Dr. Shannon has been the Chief Executive Officer and member of the Board of Directors of Arvinas Inc., a privately held biotechnology company. From September 2011 to September 2013, Dr. Shannon was the interim President and Chief Executive Officer of ALDEA Pharmaceuticals, Inc., a privately held biotechnology company. From September 2007 to October 2009, Dr. Shannon served as CuraGen's President and Chief Executive Officer and a member of its board of directors. From January 2004 until September 2007, Dr. Shannon served as CuraGen's Executive Vice President and Chief Medical Officer. From September 2002 until December 2003, Dr. Shannon served as CuraGen's Senior Vice President of Research and Development. Prior to joining CuraGen, Dr. Shannon worked in positions of increasing responsibility for Bayer's Pharmaceutical Business Group, where his last position was Head and Senior Vice President of Global Medical Development. Dr. Shannon currently serves as a director of ALDEA Pharmaceuticals, Inc., Civitas Therapeutics, Inc., Novira Therapeutics Inc. and CytomX Therapeutics, Inc., all privately held biotechnology companies. Dr. Shannon earned his B.A. in Chemistry from Amherst College and his M.D. from the University of Connecticut School of Medicine.

        Karen L. Shoos has been a director of Celldex since May 2001. Since May 2013, Ms. Shoos has been Principal Investigator, AABB International Technical Assistance. From October 1994 to May 2013, Ms. Shoos was Chief Executive Officer of AABB. AABB is a professional standards setting and accrediting organization in the fields of blood and cellular therapies. Prior to AABB, from 1984 to 1994, Ms. Shoos held senior positions at the American Red Cross, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Shoos was a lawyer in private practice. Ms. Shoos earned her B.A. from Yale University and her J.D. from Case Western Reserve University.

Family Relationships

        There are no family relationships among our Director Nominees, management and other key personnel.

The Board of Directors and Its Committees

Board of Directors

        We are currently managed by a seven member Board of Directors, a majority of whom are "independent" as that term is defined in the applicable NASDAQ listing standards. Other than Mr. Marucci, each of our directors is deemed "independent" as that term is defined in the applicable NASDAQ listing standards. Our Board of Directors met six times in 2013. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors

(held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees). Our annual meeting of stockholders is generally held to coincide with one of the Board's regularly scheduled meetings. We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although our directors typically attend the annual meeting. Each of the then current directors attended the 2013 Annual Meeting of Stockholders.

Audit Committee

        The Board of Directors has established an Audit Committee currently consisting of George O. Elston, Chair, Larry Ellberger, and Harry H. Penner, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the Audit Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated George O. Elston as an "audit committee financial expert," as defined under the applicable rules of the SEC and the applicable NASDAQ listing standards. The Audit Committee met six times during 2013. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.celldex.com.

Compensation Committee

        The Board of Directors has established a Compensation Committee currently consisting of Karen L. Shoos, Chair, George O. Elston and Harry H. Penner, Jr. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. Each member of the Compensation Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. In 2013, the Compensation Committee engaged Radford, an Aon Hewitt Company, to provide guidance on various aspects of the company's director compensation programs. The Compensation Committee has assessed the independence of Radford and concluded that no conflict of interests exists under applicable SEC rules. The Compensation Committee met five times during 2013. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.celldex.com.

Nominating and Corporate Governance Committee

        The Board of Directors has established a Nominating and Corporate Governance Committee consisting of Herbert J. Conrad, Chair, Larry Ellberger and Karen L. Shoos. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding our governance. Each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee met three times during 2013. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.celldex.com.

Scientific Advisory Committee

        The Board of Directors has established a Scientific Advisory Committee consisting of Dr. Timothy Shannon, Chair. The primary function of the Scientific Advisory Committee is to assist the Board in undertaking periodic reviews of our research and development efforts, and clinical trials, and reporting to the Board about developments and strategy, at such times as the Committee determines to be appropriate. The sole member of that Committee shall also be invited to attend meetings of our Scientific Advisory Board (the "SAB") and shall serve as the primary liaison between the Board and the SAB.

Director selection criteria

        The Nominating and Corporate Governance Committee is responsible for reviewing, on an annual basis, the appropriate mix of professional competencies, key attributes, skills and experiences required of board members to work together as a team to properly oversee our strategies and operations. The process followed by the Nominating and Corporate Governance Committee to evaluate any candidates whether identified or recommended by board members, management, members of the Nominating and Corporate Governance Committee, stockholders or other external sources, includes meetings from time to time to evaluate biographical information and background material relating to potential candidates to the Board and interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and be effective in collectively serving the long-term interests of all stockholders, all as described above. Other qualifications that may be considered by the Committee are described in the Nominating and Corporate Governance Committee's Charter.

        All board members are expected to possess certain key attributes necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for directors with professional competencies that include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic development and manufacturing expertise, business development leadership, medical and scientific proficiencies, and government and public policy experience.

        Each of our directors brings unique perspectives and experiences to the Board of Directors and contributes in guiding and directing our strategies to meet our business objectives and to provide value to our stockholders. For example, Messrs. Conrad, Ellberger, Marucci, Penner, Shannon and Ms. Shoos have all either currently or formerly been chief executive officers of life sciences or healthcare-related companies and have experienced the challenges of such a position. Similarly, Dr. Shannon has formerly been chief medical officer of a biotechnology company and has the experience of guiding and directing the research and development efforts at that company. Messrs. Ellberger, Elston and Marucci have all formerly been chief financial and chief corporate development officers at pharmaceutical and life sciences companies and have completed a significant number of financing and business development transactions. Ms. Shoos has experience in the highly regulated blood supply sector which is similar to our regulated biologics industry. Mr. Penner has been the chief legal officer at a large public pharmaceutical company and for that company and for life sciences companies has completed a significant number of financing and business development transactions. Messrs. Conrad and Ellberger have many years of experience on the boards of directors of larger public pharmaceutical and life sciences companies.

        Independence also is an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director's ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for our Chief Executive Officer, Mr. Marucci.

        Additionally, all board members are expected to act in our best interests and the best interests of our stockholders and to avoid any conflicts of interest in accordance with our Code of Business Conduct and Ethics. In selecting director nominees, the Nominating and Corporate Governance Committee seeks individuals who are free from conflicts of interest.

        Finally, candidates should be enthusiastic and excited about their service on our Board and working collaboratively with existing board members to create value for all of our stockholders.

Stockholder nominations for directorships

        Stockholders may propose a potential director candidate for consideration by the Nominating and Corporate Governance Committee by submitting their names and background to the Secretary of Celldex at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and consider only such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement is released to stockholders in connection with our annual meeting, and must include the following information:

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  the name and address of record of the security holder;

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  a representation that the security holder is a record holder of our securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

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  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

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  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee's written charter;

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  a description of any arrangements or understandings between the security holder and the proposed director candidate; and

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  the consent of the proposed director candidate to be named in the proxy statement relating to our annual meeting of stockholders and to serve as a director if elected at such annual meeting.

        Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in its written charter.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee considers the Board's leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company's operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate. Mr. Marucci, our Chief Executive Officer, is a member of our Board. Mr. Ellberger, an independent director, serves as Chairman of the Board. The Board believes that its current leadership structure provides independent board leadership, engagement, and oversight.

        In addition, our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full Board on the committee's actions and areas of responsibilities.

Risk Oversight

        Our management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of our risk management processes. The Board of Directors is involved in risk oversight through direct decision- making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board is responsible for overseeing risks related to our overall operations and strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by us.

        The committees of the Board execute their oversight responsibility for risk management as follows:

  •
  The Audit Committee is responsible for overseeing our internal financial and accounting controls and the work performed by the independent registered public accounting firm. As part of its oversight function, the Audit Committee regularly discusses with management and the independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. The Audit Committee also reviews our risk management insurance programs.

  •
  The Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure our compensation practices are in our best interest and that of our shareholders.

  •
  The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews any transactions between us and our officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

Corporate Governance Matters

        Upon the recommendation of our Nominating and Corporate Governance Committee, we adopted amended and restated by-laws to among other things replace with plurality voting standard with a majority voting standard for uncontested elections of directors and eliminate the mandatory retirement age for directors. As a result, beginning with the 2015 annual meeting of stockholders, all director nominees in uncontested elections would be required to receive a number of "FOR" votes representing at least a majority of votes cast in the election. If such a director nominee fails to receive "FOR" votes representing at least a majority of votes cast and is an incumbent director, the by-laws would require the director to promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply.

        In addition, upon the recommendation of our Nominating and Corporate Governance Committee, we adopted corporate governance guidelines in April 2014. A copy of our corporate governance guidelines has been posted to our corporate website.

Stockholder Communications

        The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Celldex is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.

        Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters, and matters as to which Celldex tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attention: Secretary.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website at www.celldex.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers

        The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
Anthony S. Marucci	52	President, Chief Executive Officer and Director
Avery W. Catlin	66	Senior Vice President, Chief Financial Officer and Secretary
Thomas Davis, M.D.	50	Senior Vice President and Chief Medical Officer
Tibor Keler, Ph.D.	55	Senior Vice President and Chief Scientific Officer
Ronald Pepin, Ph.D.	58	Senior Vice President and Chief Business Officer

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of the Company in December 2008. See Mr. Marucci's biography under Director Nominees above.

        Avery W. Catlin joined Celldex in January 2000. Mr. Catlin has more than 25 years of financial and business expertise in the biotechnology and medical device industries. Prior to joining Celldex, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, Mr. Catlin held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, Mr. Catlin held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and his M.B.A. from Babson College and is a Certified Public Accountant.

        Thomas Davis, M.D. became Senior Vice President and Chief Medical Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Davis was Vice President of Clinical Development and Chief Medical Officer of Celldex Research since April 2006 and Chief Medical Officer at GenVec from July 2005 to April 2006. Dr. Davis was also Senior Director of Clinical Science at Medarex. He has supervised clinical efforts in adult hematologic malignancies and marrow transplantation and therapeutic antibodies at the Cancer Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI) and worked with Dr. Ron Levy on the development of rituximab and idiotype vaccines at Stanford University. Dr. Davis received his B.A. degree in Biophysics from Johns Hopkins University, his M.S. degree in Physiology from Georgetown University and his M.D. from Georgetown University School of Medicine.

        Tibor Keler, Ph.D. became Senior Vice President and Chief Scientific Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Keler had been Celldex Research's Vice President, Research and Discovery and Chief Scientific Officer since May 2003. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex from September 1993 to March 2004. While at Medarex, he was responsible for the development of Celldex's technology and products, as well as for the preclinical development and testing of numerous Medarex products now in clinical trials. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.

        Ronald Pepin, Ph.D. became Senior Vice President and Chief Business Officer of Celldex in July 2011. From June 2010 to April 2011, Dr. Pepin served as Vice President at Shire Pharmaceuticals. From August 2000 to December 2009, Dr. Pepin was Senior Vice President, Business Development at Medarex, Inc. Earlier in his career, Dr. Pepin was Executive Director of External Science and Technology at Bristol-Myers Squibb Company. Dr. Pepin received his B.A. from Tufts University and his Ph.D. in Genetics from Georgetown University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our Compensation Committee oversees and administers our executive compensation programs. The Committee's complete roles and responsibilities are set forth in the written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, www.celldex.com.

Overview

        Our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our other executive officers, who are collectively referred to as our Named Executive Officers.

        As a biopharmaceutical company focusing on the development of several immunotherapy technologies, we establish corporate goals that are designed to contribute to the development of our lead programs, rindopepimut and glembatumumab vedotin, to ensure that we manage our cash effectively and have sufficient funding to complete near term development activities for our lead drug candidates and, where appropriate, to pursue partnerships and collaborations through which we can leverage the value of our drug candidates. We seek to link the financial interests of our Named Executive Officers to those of our stockholders by tying compensation to the achievement of these strategic corporate goals, which we believe will drive long-term stockholder value. Each year we establish corporate goals the achievement of which we believe are essential to the long-term success of our business.

        The Compensation Committee has adopted a compensation philosophy of targeting our executive compensation to the 50th percentile of executive compensation of our peer group and the Radford Global Life Sciences Survey results. Executive compensation may be above or below the 50th percentile based on an executive's experience, scope of position, individual performance and company constraints. The Compensation Committee increased annual base salary for our existing executive officers by 2.9% to 3.3% in mid-2013, depending on the position.

        Our Compensation Committee reviewed our performance relative to our 2013 corporate goals and concluded that we had achieved greater than 100% of our business and financial operations goals. In particular, based on its determination that our executive officers over-achieved their goals with respect to progress in our clinical programs, particularly our rindopepimut and glembatumumab vedotin programs, and to corporate development activities, our Compensation Committee decided to increase the annual bonus payments for our executive officers, which resulted in a payout of 105% to 144% of our executive officers' 2013 bonus target, depending on the position. Further, stock options granted to our executive officers in 2013 have exercise prices equal to 100% of the fair value on the date of grant and vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter based on continued service. We believe that stock options structured in this manner encourage our executive officers to focus on increasing stockholder value and stock price appreciation over the long term and limit unnecessary risk taking behavior, while promoting retention.

        In 2013, we (i) raised net proceeds of $295.7 million through sales of our common stock and we ended 2013 with cash, cash equivalents and marketable securities of $303.0 million and (ii) accomplished the following significant clinical milestones during the year:

  •
  Continued to actively enroll newly diagnosed patients with glioblastoma (GBM) in the ACT IV Phase 3 registration study. More than 200 sites are currently open to enrollment across 24 countries. The Company anticipates completion of enrollment in mid-2014.

  •
  Announced impressive four- and five-year survival data across three Phase 2 studies of rindopepimut in EGFRvIII-positive glioblastoma at the Society for Neuro-Oncology Annual Meeting in November 2013. Survival data suggests a substantial and continuing survival benefit in comparison to a matched historical control dataset, at the median and at all other time points evaluated. 18% of patients from the Phase 2 frontline rindopepimut program were alive at four years and 14% were alive at five years. No patients in the matched historical control dataset survived beyond three years.

  •
  Presented positive interim data from the ReACT study in recurrent GBM in an oral session at the Annual Meeting of the Society for Neuro-Oncology. The data demonstrated promising signs of clinical activity in advanced patient populations, including patients both naïve and refractory to Avastin®. Enrollment in ReACT is expected to be completed in late 2014 with data anticipated by year-end 2014.

  •
  Initiated a randomized, accelerated approval study (METRIC) of glembatumumab vedotin (CDX-011) in patients with metastatic triple negative breast cancer that overexpresses the tumor associated marker gpNMB. The METRIC study is expected to include up to 100 sites in the United States, Canada and Australia.

  •
  Presented interim data from the Phase 1 dose-escalation study of varlilumab (CDX-1127) at the Society for Immunotherapy of Cancer Meeting. The data established an excellent safety profile, clear biologic activity and promising signs of clinical activity in an advanced, refractory patient population, including activation of helper and effector lymphocytes as well as decreasing regulatory T cells (Tregs). The Company also presented preclinical data on combination studies of varlilumab, including with chemotherapy or checkpoint inhibitors.

  •
  Completed the Phase 1 study of CDX-1401, including longer-term patient follow up. CDX-1401 was well-tolerated and elicited robust antibody and T cell responses in patients with advanced cancer that had progressed after any available curative and/or salvage therapies. Some patients had evidence of clinical benefit with significant stable disease and measurable tumor shrinkage, despite their advanced stage of metastatic disease.

  •
  Presented positive results from a preclinical combination study of CDX-301 (rhuFlt3L) and Mozobil® demonstrating that the combination of these agents significantly increased hematopoietic stem cell mobilization and resulted in improved transplantation of mobilized cells at the American Society of Hematology Annual Meeting in December 2013.

Independent Compensation Consultants

        The Compensation Committee believes that independent advice is important in developing Celldex's director and executive compensation programs and in 2013 and 2012 engaged Radford as its independent compensation consultant. In 2013, Radford focused on director compensation and in 2012

Radford focused on executive compensation. Radford reports directly to the Committee and provides guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of the Company's compensation peer group and other matters as directed by the Committee. During 2013 and 2012, the Company paid Radford approximately $15,400 and $49,100, respectively, in consulting fees directly related to these services. In 2013 and 2012, Radford did not provide any other services to Celldex.

Data Used to Make Compensation Determinations

        In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions.

        We draw upon a pool of talent that is highly sought after by large and established pharmaceutical and biotechnology companies as well as by other development-stage life science companies, both within and outside our geographic areas. We believe that the compensation practices of our industry in general and of our select peer group in particular provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We believe we must offer a compensation package to all of our officers and our other employees that is competitive with our peer group, as well as larger pharmaceutical and biotechnology companies from whom we frequently recruit. In addition, the comparator companies should be aligned with our current stage of development and have similar short and long-term growth objectives. In 2013, the Compensation Committee set the target level of total executive compensation, as well as the key elements of compensation, at the 50th percentile of our peer group, but then adjusted each of the elements based on an individual's performance and contribution to our strategic objectives. The Committee may need to adjust these levels in the future to attract or retain specific individuals.

        We review the levels of cash, equity, and total compensation for all comparable officers in our peer group relative to the elements of compensation paid to our officers. In considering how these data relate to our existing compensation structure, we take into account our size, stage of development, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our officers versus those of comparable executives at such peer group companies. With the assistance of our compensation consultant, Radford, we used two primary market frames of reference (which we refer to as the "market") against which to compare our total executive compensation practices and levels and inform our decisions regarding compensation of our officers as follows:

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  Select Peer Group—A select group of national biotechnology companies at a similar stage of development as our company with similar headcount, market capitalization and in most cases, similar therapeutic targets, and

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  Radford Global Life Sciences Survey—A national survey of executive compensation levels and practices that covers approximately sixty executive positions in over 600 multinational life sciences organizations.

        We do not apply a specific weighting to either data source when making compensation comparisons. Instead, we develop competitive market guidelines using these data sources.

        We review our peer group each year to ensure continued relevance as we grow and develop and the Compensation Committee approves our peer group prior to its adoption. The select peer group as of May 2013 was analyzed and used to inform our decisions affecting executive compensation based on 2013 performance consisted of the following companies:

ArQule, Inc.	Merrimack Pharmaceuticals, Inc.
Array BioPharma, Inc.	Neurocrine Biosciences, Inc.
AVEO Pharmaceuticals, Inc.	NewLink Genetics Corporation
Clovis Oncology, Inc.	Novavax Inc.
Dynavax Technologies Corporation	Oncothyreon, Inc.
Endocyte, Inc.	Puma Biotechnology, Inc.
Exelixis, Inc.	Synta Pharmaceuticals Corp.
ImmunoGen, Inc.	Tesaro Inc.
Infinity Pharmaceuticals, Inc.	Threshold Pharmaceuticals, Inc.
Lexicon Pharmaceuticals, Inc.	Vical Incorporated

        This peer group consisted of public companies in the biopharmaceutical industry with product candidates generally in late-stage development, annual revenues generally less than $100 million (average of $23.5 million), and market capitalization of at least $100 million (average of $654 million). We believe that, as of May 2013, this list was representative of the companies with whom we generally compete for talent.

Administration and Objectives of Our Executive Compensation Program

        The Compensation Committee of the Board of Directors, which is comprised of independent, non-employee directors, is responsible for establishing and administering the policies governing the compensation of our employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of our strategic corporate goals and participation in our stock option program. The stock option grants are made in accordance with our 2008 Stock Option and Incentive Plan, as amended (the "2008 Plan"). The Compensation Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan, as amended (the "2004 Plan"), in which employees participate on a voluntary basis.

        Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

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  attract and retain talented and experienced executives;

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  motivate and reward executives whose knowledge, skills and performance are critical to our success;

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  provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of pre-determined goals;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

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  foster a shared commitment among executives by aligning our and their individual goals; and

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  compensate our executives to manage our business to meet our near-term and long-term objectives.

        We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the Compensation Committee believes that a substantial percentage of the compensation of our executive officers should be performance based. The Compensation Committee uses its judgment and experience and the recommendations of the chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual.

        In determining whether to adjust the compensation of any of our Named Executive Officers, we annually take into account the changes, if any, in the following:

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  market compensation levels;

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  the contributions made by each executive officer;

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  the performance of each executive officer;

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  the increases or decreases in responsibilities and roles of each executive officer;

  •
  the business needs for each executive officer;

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  the relevance of each executive officer's experience to other potential employers; and

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  the readiness of each executive officer to assume a more significant role within the organization.

        In addition, with respect to new executive officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry.

Executive Compensation Components

        In order to both attract and retain experienced and qualified executives to manage us, the Compensation Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional incentive-based compensation through the payment of annual cash bonuses and the grant of stock-based incentive awards. This policy is designed to have a significant portion of each executive's total compensation be tied to our progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive's interest with those of our stockholders through equity incentive compensation.

        Our executive compensation program is primarily composed of base salary, annual incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2013 based on a number of factors including:

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  our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

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  the roles and responsibilities of our executives;

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  the individual experience and skills of, and expected contributions from, our executives;

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  the amounts of compensation being paid to our other executives; and

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  our executives' historical compensation.

        We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base salary

        Each executive officer (except the chief executive officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the chief executive officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts and central New Jersey areas, competition in the marketplace to hire and retain executives, experiences of our Board members and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enables us to hire and retain our leadership team in an extremely competitive environment. Our Compensation Committee annually reviews salary ranges and individual salaries for our executive officers. For 2013, the Compensation Committee increased annual base salary for our existing executive officers by 2.9% to 3.3%. For 2012, the Compensation Committee increased annual base salary by 2.0% to 2.8% for our named executive officers. For 2011, we limited annual base salary increases for our existing named executive officers to only 1%. Dr. Pepin joined us in July 2011 and his base salary was the result of arms length negotiations as part of his hiring process.

Annual Performance-Based Cash Bonus

        We have designed our annual cash bonuses to reward our executive officers for their actual performance and contributions to our corporate goals for each year, as approved in advance by our Compensation Committee and Board of Directors. The corporate goals are allocated between specific product and financial performance targets. Achievement of our corporate goals was, in 2013, the primary factor considered by our Compensation Committee in determining the annual bonuses for our executive officers. However, the Compensation Committee retains discretion to adjust any individual bonus as a result of exceptional individual performance. Our performance-based bonus plan emphasizes the contributions of each of our executive officers to the achievement of our corporate goals.

        At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals and target bonuses. In 2012 based on Radford's recommendation, the Compensation Committee established new target bonuses of 55% of base salary for Mr. Marucci, 40% of base salary for Dr. Keler, 35% of base salary for each of Mr. Catlin and Dr. Davis and 30% of base salary for Dr. Pepin. Corporate goals are proposed by management, reviewed and approved by the Compensation Committee and also approved by the Board of Directors on an annual basis. The Compensation Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value.

        The Compensation Committee reviewed the 2013 corporate goals at meetings held in March, June, September and December 2013, to gauge our levels of achievement and to assess whether the corporate goals approved earlier in the year remained relevant and complete. In December 2013 and January 2014, prior to approving 2013 incentive bonuses, the Compensation Committee evaluated our 2013 performance by assessing if, and the extent to which, we achieved or failed to achieve the corporate goals approved by the Board of Directors for 2013.

        Our corporate goals for 2013 and the level at which the Compensation Committee determined they were achieved are as follows:

	Corporate Goal	Relative Weight	2013 Achievement
(1)	Late Stage Development Activities:	45	> 100%
	Rindopepimut Development Activities
	• Open remaining worldwide clinical sites in the pivotal rindopepimut Phase 3 ACT IV study
	• Begin execution of the commercial manufacturing plan for rindopepimut at selected CMO partners
	• Report out preliminary results from the Phase 2 ReACT study in recurrent glioblastoma and define next clinical and regulatory activities
	Glembatumumab Vedotin (CDX-011) Development Activities
	• Execute appropriate clinical development activities following End-of-Phase 2 meeting with FDA
	• Complete manufacture of the CR011 antibody in our Fall River facility and conjugation with the vcMMAE toxin to provide drug product for Phase 2 studies in new indications
	CDX-1135 Development Activities
	• Efforts to enroll patients in the pilot study in Dense Deposit Disease
(2)	Early Stage Development Activities:	20	100%
	Varlilumab (CDX-1127) Development Activities
	• Report out data from the CDX-1127 Phase 1 dose escalation study and define future development plans for solid tumors and hematologic cancers
	• Complete manufacture of CDX-1127 drug product in our Fall River facility at 1000L scale for Phase 2 studies
	CDX-1401 Development Activities
	• Support 3rd party sponsored studies of CDX-1401
	CDX-301 Development Activities
	• Report out final results from the Phase 1 healthy volunteer study
	• Support 3rd party sponsored studies of CDX-301
	CDX-014 or Other Product Candidate Development Activities
	• Determine next product candidate to be moved into preclinical testing and human clinical development
(3)	Business and Financial Operations:	35	100%
	• Provide sufficient cash through either financings or partnerships and cost reductions to extend runway into 2015
	• Position the Company to complete a licensing transaction with respect to rindopepimut outside North America, CDX-011 and/or CDX-1127 in 2013
	• Advance commercialization planning for rindopepimut

	Totals:	100	> 100%

        Prior to the Compensation Committee's December 2013 and January 2014 meetings, Mr. Marucci reviewed in detail the performance of each executive officer, excluding himself, and considered such individual's contributions to our success in 2013. Mr. Marucci's bonus recommendations were primarily driven by the fact that the Company achieved greater than 100% of its pre-determined corporate goals in 2013 and each employee, including the executive officers, contributed to our success in achieving the 2013 corporate goals.

        The Compensation Committee discussed Mr. Marucci's recommendations for the Named Executive Officers and reviewed Mr. Marucci's performance for fiscal 2013. In particular, the Compensation Committee determined that our executive officers over-achieved their goals with respect to progress in our clinical programs, particularly our rindopepimut and glembatumumab vedotin programs, and to corporate development activities. Based on Mr. Marucci's recommendations for each of the Named Executive Officers, the Compensation Committee's review of Mr. Marucci's performance and the Compensation Committee's determination that greater than 100% achievement of the corporate goals for 2013, the Compensation Committee determined that the annual cash incentives approved for each Named Executive Officer (including Mr. Marucci) should be set at 105% to 144% of the targets established for each Named Executive Officer, depending on the position.

        The Compensation Committee determined that annual incentive bonuses paid to the Named Executive Officers for 2013, were fair, reasonable and appropriate based on the factors described above.

Equity Compensation

        We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

        We have adopted an equity grant policy that formalizes how we grant equity awards by setting a regular schedule for granting equity awards in connection with the hiring or promotion of any of our employees, granting annual equity awards and granting equity awards to non-employee directors. Such policy also outlines grant approval requirements and specifies the vesting schedule and exercise prices for restricted stock units and stock option awards. We believe that this policy will mitigate the risk that issues or concerns would be raised in the future regarding the timing of grants of equity awards to our officers, directors and employees.

        All such grants to our Named Executive Officers are subject to prior approval by the Compensation Committee at a regularly scheduled meeting during the year. The date of grant and the fair market value of the award are based upon the date of the Compensation Committee meeting approving such grant. When granting equity-based awards, the Compensation Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options to such executive officers;

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  vesting schedules of previously granted options;

  •
  the performance of the executives and their contributions to our overall performance;

  •
  an outside survey of stock option grants and restricted common stock awards in the biotechnology industry;

  •
  an internally prepared survey of similarly situated biotechnology companies' proxy statements;

  •
  personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies;

  •
  the financial statement impact of stock option awards on our results of operations; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Equity compensation awards to our Named Executive Officers primarily consist of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter. All historical option grants were made at what our Compensation Committee and Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates.

        On July 1, 2013, the Compensation Committee awarded stock options to all qualified employees, including stock options to purchase 280,000 shares, 115,000 shares, 115,000 shares, 90,000 shares and 90,000 shares of our common stock to each of Messrs. Marucci, Keler, Davis, Catlin and Pepin, respectively.

Other Benefits

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan.

Employment Agreements and Post-Termination Compensation and Benefits

        We depend greatly on the intellectual capabilities and experience of our key executives. Our success is dependent on our ability to attract and retain highly skilled executives with significant experience in the biotechnology industry, particularly as we expand our activities in clinical trials, the regulatory approval process and sales and manufacturing. Therefore we have entered into new employment agreements with our existing executives effective January 1, 2013.

        In general, each employment arrangement provides for cash severance, 100% acceleration of any unvested options, restricted stock and/or other equity awards and continuation of certain employee benefits in the event that an executive's employment is terminated without cause or is terminated by the executive for good reason within a one year period immediately following a change of control. The cash severance consists of a single lump sum payment equal to (i) twenty-four (24) times Executive's highest monthly base compensation paid hereunder during the preceding twenty-four month period, plus (ii) 150% (200%, in the case of Mr. Marucci) of the highest one-year Annual Bonus actually received by the Executive during the preceding two full fiscal years prior to the date of termination. We use a "double trigger" with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during the one year period immediately following the change of control. We believe a "double trigger" benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk.

        In addition to the benefits that only accrue in connection with a change of control, our agreements with the Named Executive Officers provide for cash severance, 25% acceleration of unvested options, restricted stock and/or other equity awards and continuation of certain employee benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. The cash severance consists of a lump sum cash payment equal to 100% (200% in the case of Mr. Marucci) of the executive's then existing base salary. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Potential Payments upon Termination of Employment or Change in Control.

Committee Consideration of the Company's 2013 Shareholder Advisory Vote on Executive Compensation

        At our 2013 Annual Meeting of Shareholders, approximately 96% of the shares voted at the meeting approved, on an advisory basis, the compensation of the Named Executive Officers. Given that a majority of the shares voted approved the 'say on pay' advisory proposal, the Committee did not implement specific changes and continued with its performance-based compensation philosophy and its balanced approach to various components of its compensation program. However, the Compensation Committee does monitor the results of the annual advisory 'say-on-pay' proposal and refers to such results as one of many factors considered in connection with the discharge of its responsibilities, although the Committee does not assign a quantitative weighting to any such factors.

        Our Board of Directors has determined that an advisory vote will be conducted on an annual basis.

Summary Compensation Table

        The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2013, 2012 and 2011 to each person who served as our Chief Executive Officer and Chief Financial Officer at

any time during the year ended December 31, 2013 and the three other executive officers employed by us as of December 31, 2013 (collectively, the "Named Executive Officers").

Name and Principal Position	Years	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Anthony S. Marucci	2013	496,388	375,000	—	2,940,280	—	—	15,120	3,826,788
President and Chief	2012	478,556	290,913	—	1,001,392	—	—	9,643	1,780,504
Executive Officer	2011	469,535	127,407	—	317,071	—	—	9,033	923,046
Avery W. Catlin	2013	307,735	130,000	—	945,090	—	—	5,767	1,388,592
Senior Vice President and	2012	299,986	85,000	—	321,876	—	—	5,643	712,505
Chief Financial Officer	2011	295,544	65,000	—	140,608	—	—	5,572	506,724
Thomas Davis, M.D.	2013	389,404	200,000	—	1,207,615	—	—	8,364	1,805,383
Senior Vice President and	2012	378,120	155,182	—	411,286	—	—	7,407	951,995
Chief Medical Officer	2011	371,248	100,000	—	183,669	—	—	7,185	662,102
Tibor Keler., Ph.D.	2013	367,484	186,000	—	1,207,615	—	—	3,651	1,764,750
Senior Vice President and	2012	356,835	162,924	—	411,286	—	—	3,627	934,672
Chief Scientific Officer	2011	350,350	97,000	—	174,002	—	—	3,528	624,880
Ronald Pepin, Ph.D.(4)	2013	311,654	100,000	—	945,090	—	—	6,474	1,363,218
Senior Vice President and	2012	303,461	80,000	—	321,876	—	—	5,924	711,261
Chief Business Officer	2011	145,385	33,750	—	223,460	—	—	3,129	405,724

(1)
The amounts in the Bonus column include annual bonus amounts earned by each of our Named Executive Officers in 2013, 2012 and 2011.

(2)
The amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value of stock option awards made in fiscal years ended December 31, 2013, 2012 and 2011 for annual awards pursuant to the 2008 Plan.

(3)
The amounts listed in the All Other Compensation column includes our matching contribution to the 401(k) Savings Plan of each named executive officer and premiums paid for life insurance under our nondiscriminatory group plan for each named executive officer. In addition, Mr. Marucci's compensation includes the annual premium of $2,550 in 2013, 2012 and 2011 for a $1,000,000 term life insurance policy and $4,260, $689 and $352 for the personal use of a Company car in 2013, 2012 and 2011.

(4)
Dr. Pepin joined us on July 1, 2011 with an annual base salary of $300,000.

Grants of Plan-Based Awards

        The following table provides information on stock options and stock awards granted in 2013 to each of our Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(2)
							Exercise or Base Price of Option Awards ($/Sh)(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony S. Marucci	7/1/13					280,000	16.36	2,940,280
Avery W. Catlin	7/1/13					90,000	16.36	945,090
Thomas Davis, M.D.	7/1/13					115,000	16.36	1,207,615
Tibor Keler, Ph.D.	7/1/13					115,000	16.36	1,207,615
Ronald Pepin, Ph.D.	7/1/13					90,000	16.36	945,090

(1)
The exercise prices reflect the closing price of our common stock on the grant date.

(2)
The grant date fair value is generally the amount we would expense in our financial statements over the award's service period, but does not include a reduction for forfeitures.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding the stock option grants and stock awards to our Named Executive Officers at December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony S. Marucci(1)	—	280,000		16.36	7/1/23
Anthony S. Marucci(1)	87,500	192,500		5.69	9/12/22
Anthony S. Marucci(1)	101,475	78,925		2.80	8/5/21
Anthony S. Marucci(1)	153,750	10,250		4.50	1/21/20
Anthony S. Marucci	129,000	—		8.52	1/6/19
Anthony S. Marucci	254,243	—		8.16	3/7/18
Avery W. Catlin(1)	—	90,000		16.36	7/1/23
Avery W. Catlin(1)	28,125	61,875		5.69	9/12/22
Avery W. Catlin(1)	45,000	35,000		2.80	8/5/21
Avery W. Catlin(1)	84,375	5,625		4.50	1/21/20
Avery W. Catlin	61,000	—		8.52	1/6/19
Thomas Davis, M.D.(1)	—	115,000		16.36	7/1/23
Thomas Davis, M.D.(1)	35,937	79,063		5.69	9/12/22
Thomas Davis, M.D.(1)	58,781	45,719		2.80	8/5/21
Thomas Davis, M.D.(1)	89,062	5,938		4.50	1/21/20
Thomas Davis, M.D.	76,400	—		8.52	1/6/19
Thomas Davis, M.D.	148,825	—		8.16	3/7/18
Tibor Keler, Ph.D.(1)	—	115,000		16.36	7/1/23
Tibor Keler, Ph.D.(1)	35,937	79,063		5.69	9/12/22
Tibor Keler, Ph.D.(1)	55,687	43,313		2.80	8/5/21
Tibor Keler, Ph.D.(1)	84,375	5,625		4.50	1/21/20
Tibor Keler, Ph.D.	72,250	—		8.52	1/6/19
Tibor Keler, Ph.D.	254,243	—		8.16	3/7/18
Ronald Pepin, Ph.D.(1)	—	90,000		16.36	7/1/23
Ronald Pepin, Ph.D.(1)	28,125	61,875		5.69	9/12/22
Ronald Pepin, Ph.D.(1)	56,250	43,750		3.52	7/1/21

(1)
25% of the options vest on the first anniversary of the grant date and the remainder vest quarterly (in equal amounts) over the subsequent 12 quarters.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the number of option exercises in fiscal 2013 and the number of shares of stock issued under the 2008 Plan that vested in fiscal 2013 and the corresponding amounts realized by our Named Executive Officers.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony S. Marucci	—	—		—	—
Avery W. Catlin	183,333	2,863,661	(1)	—	—
Thomas Davis, M.D.	—	—		—	—
Tibor Keler, Ph.D.	—	—		—	—
Ronald Pepin, Ph.D.	—	—		—	—

(1)
Represents the aggregate dollar amount realized by the named executive officer upon exercise of the options, calculated by determining the difference between the closing price on the date of exercise and the exercise price. These amounts do not correspond to the actual value received by the named executive officers.

 Employment Agreements

        The terms and conditions of the employment agreements of Mr. Marucci, Mr. Catlin, Dr. Davis, Dr. Keler, and Dr. Pepin are governed by written employment contracts which became effective on January 1, 2013. The employment agreements provide, among other things, for:

  •
  annual base salary ($484,855 in the case of Mr. Marucci, $303,187 in the case of Mr. Catlin, $383,649 in the case of Mr. Davis, $362,053 in the case of Mr. Keler and $307,500 in the case of Mr. Pepin) or such greater amount as may from time to time be determined by the Board of Directors or the Compensation Committee thereof;

  •
  eligibility for an annual bonus with a defined bonus target (55% of base salary in the case of Mr. Marucci, 35% of base salary in the case of Mr. Catlin, 35% of base salary in the case of Mr. Davis, 40% of base salary in the case of Mr. Keler and 30% of base salary in the case of Mr. Pepin);

  •
  a lump sum severance payment equal to 100% (200% in the case of Mr. Marucci only) of the executive's then-existing annual base salary in the event that his employment is terminated without cause or he resigns "for good reason" (as defined in the employment agreement) and 25% accelerated vesting of any unvested equity awards; and

  •
  accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive's highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

        The employment agreements have an initial term through December 31, 2015 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. The Company may terminate the employment agreements without cause, on 90-days' prior notice, or for cause, subject to a 30-day cure period in certain circumstances.

Pension Benefits

        None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

 Potential Payments upon Termination of Employment or Change in Control

        Our Named Executive Officers have provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of our change of control or termination following a change of control. These severance and acceleration provisions are described in "Employment Agreements," and certain estimates of these change of control benefits are provided in the tables below.

        The following table describes the potential payments and benefits upon employment termination for our Named Executive Officers as if their employment had terminated as of December 31, 2013.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex not for cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Anthony S. Marucci
Base salary	$—	$1,001,224	$1,001,224	$—	$1,001,224
Bonus	—	—	—	—	750,000
Equity Awards Acceleration(3)	—	1,913,728	1,913,728	—	7,654,912
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$2,954,365	$2,954,365	$—	$9,445,549

Avery W. Catlin
Base salary	$—	$313,040	$313,040	$—	$626,080
Bonus	—	—	—	—	195,000
Equity Awards Acceleration(3)	—	678,161	678,161	—	2,712,644
Continuation of Health Benefits	—	30,230	30,230	—	30,230

Total	$—	$1,021,431	$1,021,431	$—	$3,563,954

Thomas Davis, M.D.
Base salary	$—	$396,118	$396,118	$—	$792,236
Bonus	—	—	—	—	300,000
Equity Awards Acceleration(3)	—	865,720	865,720	—	3,462,879
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$1,301,251	$1,301,251	$—	$4,594,528

Tibor Keler, Ph.D.
Base salary	$—	$373,820	$373,820	$—	$747,640
Bonus	—	—	—	—	279,000
Equity Awards Acceleration(3)	—	851,299	851,299	—	3,405,197
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$1,264,532	$1,264,532	$—	$4,471,250

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex not for cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Ronald Pepin, Ph.D.
Base salary	$—	$316,500	$316,500	$—	$633,000
Bonus	—	—	—	—	150,000
Equity Awards Acceleration(3)	—	689,403	689,403	—	2,757,613
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$1,045,316	$1,045,316	$—	$3,580,026

(1)
Upon termination without cause or resignation for good reason, the employee is generally entitled to a lump sum payment equal to 100% (200% in the case of Mr. Marucci only) of the employee's then annual base salary, continuation of certain employee benefits and 25% accelerated vesting of any unvested equity awards.

(2)
The employee is generally entitled to accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive's highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

(3)
The value of each share subject to an option to purchase common stock that would be accelerated in the circumstances described above equals $24.21 per share (the closing price on the last trading day of 2013), minus the exercise price per share;

Director Compensation

        Directors who are not our employees are each entitled to receive a retainer fee of $50,000 each fiscal year ("Annual Retainer"). The Chairman of the Board is entitled to receive an annual retainer fee of $40,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of each committee of the Board of Directors is entitled to receive an annual retainer fee of $30,000 in addition to his or her Annual Retainer. Each committee member (other than the Chairperson of a committee) will receive an annual retainer of $20,000 in addition to his or her Annual Retainer. Stipends and retainers are paid in advance on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors.

        New board members receive an initial stock option grant to purchase 8,000 shares of the Company's common stock upon joining the Board and all non-employee directors receive an annual grant of 2,000 shares of restricted stock each year following the annual stockholders' meeting. To further align the interests of the members of the Board with the stockholders of the Company, the Board, at the recommendation of the Compensation Committee, amended its compensation policy on June 12, 2013 to provide that all non-employee directors will also receive an annual stock option grant to purchase 2,000 shares of the Company's common stock each year following the annual stockholders' meeting.

        As of December 31, 2013, our non-employee directors had the following stock options outstanding: Larry Ellberger—14,000, Herbert J. Conrad—31,879, George O. Elston—31,879, Harry H. Penner, Jr.—14,000, Timothy M. Shannon, M.D.—302,936 and Karen L. Shoos—14,000.

        The following table summarizes the annual compensation for our non-employee directors during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Larry Ellberger	130,000	30,400	19,481	—	—	—	179,881
Herbert J. Conrad	80,000	30,400	19,481	—	—	—	129,881
George O. Elston	100,000	30,400	19,481	—	—	—	149,881
Harry H. Penner, Jr.	90,000	30,400	19,481	—	—	—	139,881
Timothy M. Shannon, M.D.	80,000	30,400	19,481	—	—	—	129,881
Karen L. Shoos	100,000	30,400	19,481	—	—	—	149,881

(1)
The amounts in the Stock Awards column reflect the grant date fair value of restricted stock awards of 2,000 shares made in 2013 to each of our non-employee directors for awards pursuant to the 2008 Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture on each of September 19, 2013, December 19, 2013, March 19, 2014 and June 19, 2014 (so long as the director remains a member of the Board as of such date).

(2)
The amounts in the Option Awards column reflect the grant date fair value of stock option awards made in 2013 of 2,000 shares made to each of our non-employee directors for awards pursuant to the 2008 Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture on each of September 19, 2013, December 19, 2013, March 19, 2014 and June 19, 2014 (so long as the director remains a member of the Board as of such date).

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: Karen L. Shoos, Chair, George O. Elston and Harry H. Penner, Jr. None of these Compensation Committee members was an officer or employee of us during the year. No Compensation Committee interlocks between us and another entity existed.

Risk Considerations

        We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on our results of operations or financial condition. The Compensation Committee considered our strategic goals and operational practices and evaluated our incentive program design to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. We are a biopharmaceutical company that is generating a pipeline of drug candidates to treat cancer and other difficult-to-treat diseases and do not yet generate earnings. While a significant portion of our executives' compensation is performance-based, we believe several features of our program mitigate inappropriate or excessive risk-taking that could harm shareholder value: we set performance goals that we believe are reasonable and set targets with payouts at multiple levels of performance, rather than an "all or nothing" approach. As discussed above in our Compensation Discussion and Analysis section we use a mix of performance goals in our annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value.

 COMPENSATION COMMITTEE REPORT*

        Our Compensation Committee has reviewed the Compensation Discussion and Analysis with management and based on a review of the Compensation Discussion Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                      Compensation Committee:
                      Karen L. Shoos, Chair
                      George O. Elston
                      Harry H. Penner, Jr.

*
The foregoing report of the Compensation Committee is not to be deemed "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

 REPORT OF THE AUDIT COMMITTEE*

        The undersigned members of the Audit Committee of the Board of Directors of Celldex submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2013 as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited financial statements for Celldex for the fiscal year ended December 31, 2013.

  2.
  The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of Auditing Standard No. 16, Communications with Audit Committees. That Auditing Standard requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit. PricewaterhouseCoopers LLP has also communicated with the Audit Committee on matters required by Rule 2-07 of Regulation S-X.

  3.
  The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the auditors' independence from management and Celldex including the matters in the written disclosures and the letter from the independent auditors required by PCAOB rule 3526.

        In addition, the Audit Committee considered whether the provision of information technology services or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Celldex's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

                      Audit Committee:
                      George O. Elston, Chair
                      Larry Ellberger
                      Harry H. Penner, Jr.

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of March 31, 2014 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company's current directors; (ii) each of the Named Executive Officers; (iii) the current executive officers; (iv) all of the executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock.

        For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC's rules, shares of the Company's common stock issuable under options that are exercisable on or within 60 days after March 31, 2014 ("Presently Exercisable Options") are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

        The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 89,357,843 shares of common stock outstanding as of March 31, 2014 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(2)
5% Holders
FMR LLC 245 Summer Street Boston, MA 02210	12,157,327	(3)	13.6%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	7,930,026	(4)	8.9%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,891,176	(5)	6.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,972,275	(6)	5.6%
Directors and Executive Officers
Larry Ellberger	38,000	(7)	**
Herbert J. Conrad	40,879	(8)	**
George O. Elston	40,879	(9)	**
Harry H. Penner, Jr.	26,416	(10)	**
Timothy M. Shannon, M.D.	383,148	(11)	**
Karen L. Shoos	26,333	(12)	**
Anthony S. Marucci	819,635	(13)	**
Avery W. Catlin	253,859	(14)	**
Thomas Davis, M.D.	443,561	(15)	**
Tibor Keler, Ph.D.	543,548	(16)	**
Ronald Pepin, Ph.D.	102,500	(17)	**
All Directors and Executive Officers as a group (11 persons)	2,718,758	(18)	3.0%

*
Unless otherwise indicated, the address is c/o Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827.

**
Less than 1%.

(1)
Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)
Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3)
Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC ("FMR") reporting sole power to vote or direct the vote over 1,384,940 shares and the sole power to dispose or to direct the disposition of 12,157,327 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR ("FMRC"), is the beneficial owner of 7,057,001 shares as a result of acting as investment adviser. Edward C. Johnson 3d ("ECJ") and FMR, through its control of FMRC and the funds, each has sole power to dispose of the 7,057,001 shares owned by the funds. Neither FMR nor ECJ has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds' Boards of Trustees. Fidelity SelectCo, LLC, a wholly-owned subsidiary of FMR ("SelectCo"), is the beneficial owner of 3,464,586 shares as a result of acting as an investment adviser. ECJ and FMR, through its control of SelectCo and the SelectCo funds, each has sole power to dispose of the 3,464,586 shares owned by the SelectCo funds. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 255,160 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds and investment companies owning such shares. ECJ and FMR, through its control of PGALLC, each has sole power to dispose of the 255,160 shares and sole power to vote or direct the voting of 205,260 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 1,305,580 shares as a result of its serving as investment manager of institutional accounts owning such shares. ECJ and FMR, through its control of PGATC, each has sole dispositive power over 1,305,580 shares and sole power to vote or to direct the voting of 1,104,680 shares of common stock owned by the institutional accounts managed by PGATC. FIL Limited ("FIL"), which provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, is the beneficial owner of 75,000 shares. Partnerships controlled predominantly by members of the family of ECJ or trusts for their benefit own shares of FIL voting stock with the right to cast approximately 25-50% of the total votes that may be cast by all holders of FIL voting stock. FMR and FIL view that they are not acting as a "group" and that the shares held by each other need not be aggregated for purposes of Section 13(d).

(4)
Based solely on information set forth in a Schedule 13G filed with the SEC by Franklin Resources, Inc. on February 11, 2014, reporting that Franklin Advisers, Inc. has the sole power to vote or direct the vote over 7,705,157 shares, Fiduciary Trust Company International has the sole power to vote or direct the vote over 25,000 shares, Franklin Templeton Investments (Asia) Ltd. has the sole power to vote or direct the vote over 1,190 shares and Franklin Templeton Portfolio Advisors, Inc. has the sole power to vote or direct the vote over 109,879 shares. The securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an "Investment Management Subsidiary" and, collectively, the "Investment Management Subsidiaries") of Franklin Resources Inc. ("FRI"). The voting and investment powers held by Franklin Mutual Advisers, LLC ("FMA"), an indirect wholly-owned Investment Management Subsidiary, are exercised independently from FRI and from all other Investment Management Subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries believe that they are not acting as a "group" and that the shares held by each other need not be aggregated for purposes of Section 13(d).

(5)
Based solely on information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 28, 2014 reporting sole power to vote or direct the vote over 5,641,857 and the sole power to dispose or to direct the disposition of 5,891,176 shares.

(6)
Based solely on information set forth in a Schedule 13G filed with the SEC by The Vanguard Group on February 11, 2014, reporting sole power to vote or direct the vote over 124,182 shares, sole power to dispose or to direct the disposition of 4,854,493 shares and shared dispositive power over 117,782 shares. The shares reported include shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. that is the beneficial owner of 117,782 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. that is the beneficial owner of 6,400 shares of our common stock.

(7)
Includes 13,500 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(8)
Includes 31,379 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(9)
Includes 31,379 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(10)
Includes 13,500 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(11)
Includes 302,436 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(12)
Includes 13,500 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(13)
Includes 776,267 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(14)
Includes 239,750 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(15)
Includes 435,193 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(16)
Includes 527,680 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(17)
Includes 102,500 shares of common stock underlying options which are or may be exercisable as of March 31, 2014 or 60 days after such date.

(18)
Please refer to footnotes 7 - 17.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Celldex's directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2013, all reports required to be filed under Section 16(a) were filed on a timely basis.

Transactions with Related Persons

        It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Celldex's business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Celldex complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee's procedures for reviewing related party transactions are not in writing. In fiscal 2013, there were no related party transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE DIRECTOR NOMINEES

 PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014

(Proposal No. 2)

        The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2014, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

        The following table summarizes the fees for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2013	2012
	(In thousands)
Audit Fees	$585	$393
Audit-Related Fees	—	—
Tax Fees	10	15
All Other Fees	190	2

Total Fees	$785	$410

Audit Fees

        Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

        Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements.

Tax Fees

        Tax fees are associated with tax compliance and tax planning related activities.

All Other Fees

        All other fees consist of fees relating to an enterprise resource planning assessment and accounting research tool.

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to Celldex by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for Celldex if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

        The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP's independence and has determined that such services for fiscal years 2013 and 2012 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

        The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 16, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report of Form 10-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

 PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 3)

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission's rules.

        As described in detail under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis", our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers.

        The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED."

        The say-on-pay vote is advisory, and therefore not binding on Celldex Therapeutics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote among the many factors they consider in making determinations in the future regarding executive compensation arrangements.

        Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2015 Annual Meeting

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Celldex's proxy statement and form of proxy for our 2015 Annual Meeting must be received by Celldex on or before December 12, 2014 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.

        Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Celldex at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Celldex at our principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by Celldex. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.

ANNUAL REPORT

        Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Corporate Secretary, Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 2, 2014. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

        Our audited financial statements for the fiscal year ended December 31, 2013 and certain other related financial and business information are contained in our 2013 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

 OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ AVERY W. CATLIN Secretary

Hampton, NJ
April 11, 2014

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000206968_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Larry Ellberger 02 Anthony S. Marucci 03 Herbert J. Conrad 04 George O. Elston 05 Harry H. Penner, Jr. 06 Timothy M. Shannon 07 Karen L. Shoos CELLDEX THERAPEUTICS, INC. PERRYVILLE III BUILDING 53 FRONTAGE ROAD, SUITE 220 HAMPTON, NJ 08827 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. 3 To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement. NOTE: In their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000206968_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The The Notice & Proxy Statement and Annual Report on Form 10-K is/are available at www.proxyvote.com . CELLDEX THERAPEUTICS, INC. Annual Meeting of Stockholders May 28, 2014 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Avery W. Catlin and Anthony S. Marucci, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of common stock of Celldex Therapeutics, Inc. held of record by the undersigned on April 2, 2014 at the Annual Meeting of Stockholders to be held at the Olde Mill Inn, 225 Route 202, Basking Ridge, NJ 07920, on May 28, 2014 at 9:00 a.m. local time, or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

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ABOUT THE MEETING
PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED
(Proposal No. 1)
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Employment Agreements
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments upon Termination of Employment or Change in Control
Director Compensation
Compensation Committee Interlocks and Insider Participation
Risk Considerations
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014 (Proposal No. 2)
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal No. 3)
STOCKHOLDER PROPOSALS
OTHER MATTERS